Exhibit 99.1

For Immediate Release	Contact: Frank Paci

June 4, 2009	(919) 774-6700

The Pantry to Participate in William Blair & Company Growth Stock Conference on June 9, 2009

SANFORD, N.C.--(BUSINESS WIRE)--June 4, 2009--The Pantry, Inc. (Nasdaq: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Company management will present at the William Blair & Company Growth Stock Conference in Chicago.

The session featuring Frank G. Paci, Executive Vice President, Business Operations and Chief Financial Officer of The Pantry, is scheduled for 11:10 a.m. Eastern time on Tuesday, June 9, 2009. A live audio webcast will be available at www.thepantry.com. A replay also will be available for 30 days after the conference.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of June 2, 2009, the Company operated 1,643 stores in eleven states under select banners, including Kangaroo Express(R), its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.